UAS DRONE CORP.

SUBSCRIPTION AGREEMENT

UAS Drone Corp.

420 Royal Palm Way, Suite 100

Palm Beach, Florida  33480

RE: UAS Drone Corp. Common Stock

Ladies and Gentlemen:

The undersigned Investor in this Subscription Agreement hereby acknowledges receipt of the Prospectus, dated __________________, 2015, of UAS Drone Corp., a Nevada corporation (the “Company”), and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus.

The Investor agrees that this Subscription Agreement is subject to review and acceptance by the Company.

The Investor hereby subscribes for ____________shares of the Company’s common stock (“Common Stock”) at $1.00 per share, for an aggregate purchase price of $____________.

Payment of $____________as payment in full of the purchase price is being made via check directly to the Company and delivered to the Company at its address indicated above.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned within three business days of the Company’s receipt of such funds, without interest or deduction of any kind.

Purchaser Information:

Printed Name:

Signature:

Date:

Address:

_____The foregoing Subscription is hereby accepted in full on behalf of UAS Drone Corp.
OR
_____The foregoing Subscription is hereby rejected in full by UAS Drone Corp. and all of the funds therefor are returned to the Investor.

Date ___________________.

UAS Drone Corp.:

By:
Name:
Title: